UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN

PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Sec. 240.14a-12

Kelly Services, Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Kelly Services, Inc.

999 West Big Beaver Road

Troy, Michigan 48084-4716

THESE SUPPLEMENTAL PROXY MATERIALS PROVIDE ADDITIONAL INFORMATION REGARDING OUR 2020 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON WEDNESDAY, MAY 6, 2020.

On April 15, 2020, Kelly Services, Inc. (the “Corporation”) issued the following press release related to, among other matters, a change to the format of the Corporation’s 2020 Annual Meeting of Stockholders (the “2020 Annual Meeting”) to be held on Wednesday, May 6, 2020. As described below, the 2020 Annual Meeting will now be held in a virtual-only meeting format.

The following Notice of Change to Virtual Meeting supplements the Notice of Annual Meeting of Stockholders and Proxy Statement (the “Proxy Statement”) of the Corporation filed with the Securities and Exchange Commission (the “SEC”) on April 6, 2020 and subsequently mailed or made available to the Corporation’s stockholders in connection with the solicitation of proxies by the Corporation’s Board of Directors for use at the 2020 Annual Meeting.

These supplemental proxy materials are being filed with the SEC on April 15, 2020.

THE NOTICE OF CHANGE TO VIRTUAL MEETING SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

Kelly® Responds to COVID-19 Crisis; Arranges Virtual 2020 Stockholder Meeting;

Announces First Quarter Conference Call; Withdraws Full-Year Guidance

Kelly is taking action in response to the coronavirus pandemic, including:

•	Protecting the company’s balance sheet and financial stability for the long-term

•	Suspending the quarterly dividend and withdrawing full-year guidance until business conditions improve

•	Compensation actions, temporary furloughs, retraining and redeployment

TROY, Mich. (April 15, 2020) – Kelly Services, Inc. (Nasdaq: KELYA, KELYB), a global leader in providing workforce solutions, today announced its first quarter conference call and logistic changes to the company’s annual meeting. The news is announced as the company takes multiple steps to respond to the unprecedented COVID-19 pandemic including compensation action, temporary furloughs and redeployment. While the current crisis presents extraordinary conditions for the company and the industry, Kelly remains confident in its ability to adapt as we have over the past 74 years of operations. The company’s seasoned leadership team has managed through labor market disruptions and challenging global economic conditions over the decades, and Kelly entered the COVID-19 crisis with a healthy balance sheet and a clear business strategy.

The board of directors remains supportive of decisions necessary to protect and guide the company’s commitment to long-term success. Chief Executive Officer Peter Quigley recently announced a series of decisions designed to reduce spending, minimize layoffs, and bolster the strength and flexibility of Kelly’s finances. These actions include a 10% pay cut for full-time salaried employees in the U.S., Puerto Rico and Canada, in addition to certain actions in EMEA and APAC; substantially reduced CEO compensation; reduced compensation of 10% or more for senior leaders; temporary furloughing and/or redeployment of some employees until business conditions improve; suspension of the company match to certain retirement accounts in the U.S. and Puerto Rico; reduction of discretionary expenses and projects; and a hiring freeze with the exception of critical revenue-generating positions. Kelly’s board has indicated they will take formal action to reduce director compensation at its next scheduled meeting in May. Given the level of uncertainty surrounding the duration of the COVID-19 crisis, Kelly’s board also supported Quigley’s decision to withdraw full-year financial guidance and voted to suspend the quarterly dividend until conditions improve. To ensure financial flexibility, including the opportunity to capture emerging growth opportunities, the board also supported a draw-down from Kelly’s credit facility.

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“The safety and well-being of Kelly’s employees during the COVID-19 crisis is our top priority, followed immediately by the health of the company,” said Quigley. “Over the last five years, the leadership team has been diligent in enhancing Kelly’s financial standing by growing higher-margin business, improving efficiency, managing expenses and generating free cash flow. In light of the current uncertain environment, we took additional precautionary actions to further strengthen our balance sheet and enhance our financial flexibility. While certainly painful, some shared sacrifice now will provide us the opportunity to remain strong and well-positioned coming out of this crisis.”

Additional information will be shared on Kelly’s first quarter conference call.

Conference Call

Kelly will release its first quarter earnings prior to the market open on Monday, May 4, 2020. The company is hosting a conference call at 9:00 a.m. EDT. The call may be accessed in one of the following ways:

Join online: kellyservices.com

Join via phone: (877) 692-8955 (toll free) or (234) 720-6979 (caller paid) access code 5728672#

A recording of the conference call will be available after 2:30 p.m. EDT on May 4, 2020 at (866) 207-1041 (toll-free) and (402) 970-0847 (caller-paid). The access code is 5222215#. The recording will also be available at kellyservices.com during this period.

Notice of Change to Virtual Meeting

Kelly has changed the format of its 2020 Annual Stockholders Meeting, scheduled to be held on Wednesday, May 6 at 11 a.m. EDT, from an in-person meeting at Kelly headquarters to a virtual meeting. As a result of this change, stockholders will not be able to attend the Annual Meeting in person. To access the Annual Meeting:

Join online beginning at 10:45 a.m. EDT on Wednesday, May 6, 2020 at kellyservices.com or www.meetingcenter.io/243725561. If you are a Class B Stockholder, you may join as a “Stockholder,” and must have your control number available (found on your proxy card*). All other attendees, including Class A Stockholders may join as a “Guest.” The meeting password is KELY2020.

Class B Stockholders at the close of business on March 16, 2020 are allowed to vote in connection with the Annual Meeting. Class B Stockholders may continue to submit proxies in advance of the Annual Meeting via the internet, by phone or by mail, following the instructions included on the previously distributed proxy card or notice of internet availability.

If you wish to vote your shares at the Annual Meeting, please follow the instructions available on the meeting website.

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If your shares are held through an intermediary, such as a bank or broker, you must register in advance to vote at the Annual Meeting. Please submit proof of your proxy power (legal proxy) reflecting your Kelly holdings along with your name and email address to Computershare. Requests for registration must be labeled as “Legal Proxy” and must be received no later than 5:00 p.m. EDT on Tuesday, May 5, 2020.

Requests for registration should be directed to Computershare at the following address:

Computershare	Overnight correspondence should be mailed to:
P.O. BOX 30170	Computershare
College Station, TX 77842-3170	211 Quality Circle, Suite 210
College Station, TX 77845

By email: forward the email from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com.

*Please note that the proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Annual Meeting.

About Kelly

Kelly Services, Inc. (Nasdaq: KELYA, KELYB) connects talented people to companies in need of their skills in areas including Science, Engineering, Education, Office, Contact Center, Light Industrial, and more. We’re always thinking about what’s next in the evolving world of work, and we help people ditch the script on old ways of thinking and embrace the value of all workstyles in the workplace. We directly employ approximately 440,000 people around the world, and we connect thousands more with work through our global network of talent suppliers and partners in our outsourcing and consulting practice. Revenue in 2019 was $5.4 billion. Visit kellyservices.com and let us help with what’s next for you.

KLYA-FIN

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Media Contact:	Analyst Contact:

Jane Stehney	James Polehna
(248) 574-9800	(248) 244-4586
stehney@kellyservices.com	polehjm@kellyservices.com
@JaneStehney